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                                                                      EXHIBIT 5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-6 (Registration Statement No. 333-06071) of our reports dated April 12, 2002 relating to the financial statements of the Subaccounts of MONY America Variable Account L-Strategist, MONYEquity Master, MONY Custom Equity Master, MONY Custom Estate Master and Corporate Sponsored Variable Universal Life, our report dated April 12, 2002 relating to the combined financial statements of MONY America Variable Account L, our reports dated February 12, 2001 and February 11, 2000 relating to the financial statements of the Subaccounts of MONY America Variable Account L-Corporate Sponsored Variable Universal Life, and our report dated February 7, 2002 relating to the financial statements of MONY Life Insurance Company of America, each of which appears in the Post-Effective Amendment No. 20 to the Registration Statement dated May 1, 2002, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement dated May 1, 2002.

PricewaterhouseCoopers LLP
New York, New York
May 30, 2002